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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

     TYCO EXPECTS NON-CASH PRE-TAX CHARGES OF $265 MILLION TO $325 MILLION
EPS GUIDANCE FOR FY2003 REVISED DOWN TO $1.40-$1.50, EXCLUDING NON-CASH CHARGES
           ANNOUNCED TODAY; COMPANY CONFIRMS PRIOR CASH FLOW GUIDANCE
 TYCO ALSO ANNOUNCES TOP MANAGEMENT CHANGE AT FIRE & SECURITY SERVICES SEGMENT

    Pembroke, Bermuda, March 12, 2003--Tyco International Ltd. (NYSE: TYC, BSX:
TYC, LSE: TYI) today announced that in the quarter ending March 31, 2003, it expects to take non-cash, pre-tax charges that are estimated to be between $265 million and $325 million for issues identified primarily in its Fire & Security Services business. These charges are expected to lower earnings by $0.09 to $0.11 per share.

    In the Company's Forms 10-K and 8-K filed December 30, 2002, based on Tyco's review and analysis of its accounting and internal procedures during the second half of 2002, the Company committed to implementing a process of intensified internal audits, detailed controls and in-depth operating reviews of each business segment. As a result of these audits and reviews, Tyco has identified a number of issues, primarily in its Fire & Security Services business. These charges result from conforming certain accounting policies across a number of Fire & Security European businesses that were recently reorganized under a single management team, improving compliance with other existing policies, conducting additional account reconciliation procedures, as well as other matters.

    The Company's process of intensified internal audits and detailed controls and operating reviews of business segments is still in its implementation phase and is designed both to identify any legacy accounting issues, but also, and more importantly, to create and maintain on an ongoing basis the policies and culture that will meet Tyco's goals of integrity and transparency in all of its business practices. The Company anticipates that intensified audits and reviews will remain a continuing part of Tyco's regular operational procedures.

UPDATED GUIDANCE

    The Company has tightened its cash flow guidance for fiscal 2003 to a range of $2.6 billion to $3.0 billion. Under a new definition of free cash flow that the Company will adopt beginning in the current fiscal quarter, free cash flow for the fiscal year is expected to range from $1.45 billion to $1.85 billion. In determining free cash flow under this new definition, the Company will include the effect of spending on ADT dealer account acquisitions as well as purchase accounting and holdback liabilities related to prior acquisitions.

    The Company also said that because of a weakening in the economies in which it operates, particularly over the past 30 days, as well as declining margins at Tyco Fire & Security, the Company has reduced its operational fiscal 2003 EPS guidance, excluding the non-cash charges announced today, to a range of $1.40 to $1.50. Including these non-cash charges, EPS for the year is expected to range from $1.30 to $1.40.

    The Company will discuss these issues and the updated guidance at its investor conference on Thursday, March 13. This conference will be web cast at www.tyco.com beginning at 8:15 a.m. EST.

NEW LEADERSHIP AT TYCO FIRE & SECURITY SERVICES

    Tyco also announced today that it has appointed David Robinson, currently the President of Tyco Plastics & Adhesives, as President of the Company's
Fire & Security Services segment. The Company terminated Jerry Boggess, who had served as President of Tyco Fire & Security Services. Earlier, in
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January of this year, Tyco appointed Mark Schmitz, a 20-year veteran of General
Motors, as Chief Financial Officer of Tyco Fire & Security.

    As a result of Mr. Robinson's appointment to head the Fire & Security Services segment, Tyco has named Terry Sutter, the former President of Specialty Chemicals at Cytec Industries, to succeed Mr. Robinson as President of Tyco Plastics & Adhesives.

    Ed Breen, Chairman and Chief Executive Officer of Tyco, commented: "Our
Fire & Security unit has solid business fundamentals. The demand for Fire & Security's 'life safety' services and products remains strong in these uncertain times, and its powerful brand names, with leading positions in global markets, provide steady recurring revenue. However, we have concluded that management changes are necessary in order for us to fully address the opportunities in this business, strengthen its operating margins, improve performance and make it a more efficient and well-run enterprise."

    Mr. Breen continued. "We believe Dave Robinson is the right person to take the helm of the large businesses that make up Fire & Security. He represents an unusual combination of leadership, hands-on management skills, industrial and consumer experience, financial expertise and personal integrity. We recruited him to Tyco late last year because he reflects the uncompromising, high standards we are setting for leaders throughout the new Tyco. I have confidence in the future of the Fire & Security business under Dave Robinson and expect that it will improve its performance and make an important contribution to Tyco's long-term success."

    Mr. Robinson said: "Tyco Fire & Security is a great business with terrific products, enviable market share and outstanding employees. I intend to move quickly to improve upon every aspect of its operations. I will work with Ed Breen and his team to improve the performance and productivity of this business and set the highest standards of quality in delivering products and services to our customers."

BACKGROUND ON DAVID ROBINSON

    Mr. Robinson was brought to Tyco by Mr. Breen in November 2002. Prior to joining Tyco, Mr. Robinson had over 17 years of experience with Motorola (formerly General Instrument). In addition to his position as Executive Vice President and President of its Broadband Communications Sector, Mr. Robinson also served as Senior Vice President and General Manager, Digital Network Systems; Director, Cableoptics, Wireless and Headend; Product Manager; and Financial Analyst during his career at General Instrument. Mr. Robinson graduated with a B.A. from Bates College and received his M.B.A. in general management from The Amos Tuck School, Dartmouth College.

BACKGROUND ON TERRY SUTTER

    Mr. Sutter joins Tyco from Cytec Industries, one of the world's leading specialty chemicals companies, where he has served as President of the Specialty Chemicals division since 2002. Prior to joining Cytec, Mr. Sutter served as President, Industry Solutions at Honeywell/Allied Signal, Inc., where he had responsibility for a $1.5 billion business unit with over 6,000 employees worldwide. While at Honeywell/Allied Signal, Mr. Sutter also served as Vice President-General Manager, Fluorine Products and Vice President, Marketing & Business Development. Mr. Sutter also spent eight years at Morton International in its Adhesives and Specialty Polymers Group, most recently serving as the business manager of the Thermoplastic Polyurethanes division.

ABOUT TYCO FIRE & SECURITY SERVICES

    Tyco Fire & Security Services designs, manufactures, installs and services electronic security systems, fire protection, detection and suppression systems, sprinklers, and fire extinguishers. Tyco Fire & Security Services consists of more than 60 brands that are represented in over 100 countries. Its

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products are used to safeguard firefighters, prevent and fight fires, deter thieves, and protect people and property.

ABOUT TYCO INTERNATIONAL LTD.

    Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in medical device products, and plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2002 revenues from continuing operations of approximately $36 billion.

FORWARD-LOOKING STATEMENTS

    This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.

    More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 and Tyco's Quarterly Report on Form 10-Q for the fiscal quarter ended
December 31, 2002. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Contact:   Gary Holmes (Media)
        212-424-1314
        Kathy Manning (Investors)
        603-334-3900

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